UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2009

CLEARONE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah 84116
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 975-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

As previously reported on a Current Report on Form 8-K filed by ClearOne Communications, Inc. (the “Company”) with the Securities and Exchange Commission on September 4, 2007, effective August 30, 2007 the Company’s Chief Financial Officer, Greg LeClaire, entered into 10b5-1(c) Stock Purchase Plan (the “Plan”) in connection with his participation in the Company’s Employee Stock Purchase Plan.  The Plan provided that Mr. LeClaire shall terminate the Plan upon his withdrawal from the Company’s Employee Stock Purchase Plan.  In connection with his resignation as an officer of the Company, effective May 15, 2009, Mr. LeClaire withdrew from the Company’s Employee Stock Purchase Plan. Notwithstanding termination of the Plan, Mr. LeClaire’s trading, if any, in shares of the Company’s capital stock will remain subject to the restrictions set forth in the Company’s insider trading policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: May 15, 2009	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chairman, President and Chief Executive Officer